EXHIBIT 20.1

Collegiate Funding Services Education Loan Trust 2004-A

Statement to Note Holders

As of and for the period ended: 06/30/04

Pursuant to section 4.15(c) of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer’s knowledge.

(i)	The amount of principal payments made with respect to each class of Notes during June, 2004;

Class	Principal Paid
A-1	$0.00
A-2	$0.00
A-3	$0.00
A-4	$0.00
A-5	$0.00
A-6	$0.00
B	$0.00

(ii)	The amount of interest payments made with respect to each class of Notes during June, 2004;

Class	Interest Paid
A-1	$0.00
A-2	$0.00
A-3	$0.00
A-4	$0.00
A-5	$60,814.44
A-6	$58,642.50
B	$60,651.11

(iii)	The aggregate principal balance of the Financed Eligible Loans as of the close of business on June 30, 2004;

Principal Balance of Financed Eligible Loans	$1,021,368,609.54

(iv)	The aggregate outstanding principal amount of each class of Notes;

Class	Principal Outstanding
A-1	$249,000,000.00
A-2	$350,000,000.00
A-3	$207,000,000.00
A-4	$140,000,000.00
A-5	$55,850,000.00
A-6	$55,850,000.00
B	$55,700,000.00

Total	$1,113,400,000.00

(v)	The interest rate for each class of Notes at June 30, 2004 and the next Distribution Date for each class;

Class	Interest Rate	Next Distribution Date
A-1	1.340%	09/28/04
A-2	1.460%	09/28/04
A-3	1.500%	09/28/04
A-4	1.630%	09/28/04
A-5	1.530%	07/23/04
A-6	1.470%	07/23/04
B	1.470%	07/23/04

(vi)	The number and principal amount of Financed Eligible Loans that are delinquent or for which claims have been filed with a Guarantee Agency;

Delinquencies	Number of Loans	Principal Outstanding	% of Total Principal Outstanding
31-60 Days	3,002	$50,232,825.06	4.92%
61-90 Days	1,131	18,591,220.08	1.82%
91-120 Days	628	9,028,154.92	0.88%
121-150 Days	177	2,607,163.75	0.26%
151-180 Days	14	167,760.43	0.02%
181-210 Days	2	15,012.04	0.00%
211-240 Days	4	68,123.49	0.01%
Claims Pending	67	1,247,487.58	0.12%
Claims Filed	17	212,701.05	0.02%

(vii)	The total value of the Trust and outstanding principal amount of the Notes as of the close of business on June 30, 2004;

Assets
Cash & Cash Equivalents	$52,284,778.68
Student Loan Receivables	$1,021,368,609.54
Reserves	$8,006,610.00
Accrued Interest Receivable	$5,868,831.27
Other Assets	$6,842,563.17

Total Assets	$1,094,371,392.66

Liabilities
Notes Payable
Class A-1	$249,000,000.00
Class A-2	$350,000,000.00
Class A-3	$207,000,000.00
Class A-4	$140,000,000.00
Class A-5	$55,850,000.00
Class A-6	$55,850,000.00
Class B	$55,700,000.00

Total Notes Outstanding	$1,113,400,000.00

Other Liabilities	$3,704,284.16